UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2025

BIRCHTECH CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the December 31, 2024 year-end audit of Birchtech Corp. (the “Company”), the Company has concluded, in consultation with Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm since September 2023 (“Rosenberg Rich”), that certain revenue during the year ended December 31, 2022 was under-recognized in the previously reported financial statements for the year ended December 31, 2022 as audited by the Company’s former auditors.  Specifically, the Company entered into a license agreement in 2022 for which, in consultation with Rosenberg Rich, it should have recognized the entire proceeds receivable pursuant to the agreement as revenue during the year ended December 31, 2022.  The Company should also have recognized the financing component of the licensing agreement upon inception and throughout the term of the license agreement.

On March 28, 2025, the Board of Directors (the “Board”) of the Company, along with the Audit Committee of the Board and with management of the Company and, following the Company’s dialogue with Rosenberg Rich on March 27, 2025, concluded that the Company will need to restate its audited consolidated financial statements for the year ended December 31, 2023 and the interim unaudited consolidated financial statements for each quarterly period in 2023 and in 2024 (collectively, the “Prior Financial Statements”) due to the recognition of revenue error and that the Prior Financial Statements, as well as the Company’s audited consolidated financial statements for the year ended December 31, 2022, should no longer be relied upon for the reasons described above.

As a result, the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025, reflects the recognition of this revenue during the year ended December 31, 2022, removes the revenue recognized for the license agreement in 2023 and 2024, and records the financing component of the arrangement during annual and interim periods in the fiscal year ending December 31, 2023 and the interim periods in the fiscal year ending December 31, 2024.  The foregoing changes have no impact on previously reported cash balances and cash flows.

The Audit Committee and the Company’s management have discussed the matters disclosed pursuant to this Item 4.02 with Rosenberg Rich.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birchtech Corp.

Date: March 31, 2025	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer

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